Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated September 11, 2015

Relating to Program Prospectus Supplement dated September 11, 2015 and

Preliminary Prospectus dated October 15, 2014

Registration No. 333-199321

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov/Archives/edgar/data/1408356/000119312514371976/0001193125-14-371976-index.htm . Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on the Solar Bonds platform.

FAQs

General Info

How does the Solar Bonds platform work?

The Solar Bonds platform serves to provide you with information relating to Solar Bond offerings and the ability to create an account, transfer funds, and purchase Solar Bonds directly from SolarCity.

What are Solar Bonds?

Solar Bonds are fixed income debt securities that are issued by SolarCity, America’s largest residential solar company. With Solar Bonds, your earnings come from SolarCity and the monthly solar payments we receive from our more than 260,000 solar customers — families, schools, and businesses who have made the switch to clean energy.

SolarCity offers two main ways to invest in Solar Bonds: you may purchase Solar Bonds online directly from SolarCity by creating a Solar Bonds investment account on this site, or you may purchase Solar Bonds that have CUSIPs (bond identifying numbers) through an existing brokerage account or IRA account by providing your Financial Institution with the CUSIP number for the bond you wish to purchase. Solar Bonds purchased directly from SolarCity will have features that differ from the CUSIP-based Solar Bonds purchased through an existing brokerage or IRA account.

Investors should review the prospectus materials available on our Solar Bonds website to understand the terms and risks associated with any of our Solar Bond offerings. A current listing of our available Solar Bonds can be found on the Invest page (https://solarbonds.solarcity.com/available-bonds/).

What is a CUSIP?

A CUSIP is a unique identification code used to identify a financial security for facilitating the clearing and settlement of bond purchases or trades. Solar Bonds that are available for purchase through a Financial Institution will have a CUSIP assigned to facilitate the bond purchase and settlement process, whereas Solar Bonds purchased directly from SolarCity generally will not have CUSIPs.

Who can purchase Solar Bonds?

Solar Bonds are available for purchase by any U.S. citizen or U.S. national over the age of 18, or by U.S.-based companies and organizations. At this time, Florida residents are only able to purchase Solar Bonds through registered broker-dealers (i.e. through an existing brokerage or IRA account).

What information is needed for a Solar Bonds investment account?

To create a Solar Bonds investment account, you will need to provide your name and contact information, select a password, and choose two security questions. Once you have registered an account, you will need to provide a limited amount of information for tax reporting purposes and then transfer funds in order to invest in bonds.

Will I receive a certificate or receipt for my bond?

SolarCity Solar Bonds are held in book entry form, meaning that they are held electronically. Therefore, you will not receive a physical bond certificate or receipt for the purchase of your solar bonds. If you purchase your Solar Bonds directly from SolarCity, you will receive a confirmation of your purchase by email. If you purchase Solar Bonds through your Financial Institution, you will receive confirmation of your purchase according to your Financial Institution’s normal procedures.

What if I have more questions, who can I contact?

You may find answers to many Frequently Asked Questions in this Support section of our Solar Bonds website. You may also contact us via email at solarbonds@solarcity.com, or telephone a SolarCity Financial Products Representative at (877) 554-7652. Our Financial Products Representatives are available Monday - Friday, from 6 AM – 6 PM (Pacific Time).

SolarCity cannot make any investment recommendations or otherwise provide any investment advice.

You may also contact a SolarCity Financial Products Representative by mail at:

SolarCity Financial Products

3055 Clearview Way

San Mateo, CA 94402

Purchasing/Investing

How many types of bonds are available?

You can find all currently available bond offerings on our Invest page (https://solarbonds.solarcity.com/available-bonds/).

Do you need to be an accredited investor to purchase Solar Bonds?

No, you do not need to be an accredited investor. SolarCity Solar Bonds are available for purchase by any U.S. citizen or U.S. national over the age of 18, or by U.S.-based organizations.

Do you allow non-U.S. investors?

Unfortunately, we cannot accommodate non-U.S. investors at this time. We can only accept investments from U.S. citizens and U.S. nationals, or from U.S.-domiciled organizations. Funds for purchase must come from a U.S. bank.

What are the bond interest rates and estimated returns?

Information related to the specific terms of each series of our Solar Bonds may be found on our Solar Bonds website in the Invest section (https://solarbonds.solarcity.com/available-bonds/), and in the prospectus materials associated with each bond offering.

Can I purchase more than one bond at any time?

Yes, you can buy as many Solar Bonds as you wish, subject to the total availability of a bond offering and any maximum investment thresholds, as specified in each bond’s prospectus materials. Some Solar Bonds may have a minimum investment threshold or denomination amount, as specified in the prospectus materials. If you are purchasing Solar Bonds through a Financial Institution, you may be subject to certain minimums or other limits, as specified in the terms and conditions of the brokerage account or other services provided by your Financial Institution.

Can I cancel my order?

If you are purchasing Solar Bonds (non-CUSIP) directly from SolarCity, you may cancel your order without fees or penalties by logging into your Solar Bonds investment account and initiating an order cancelation any time before 11:59 PM Pacific time on the day before your expected bond issuance date. Orders for non-CUSIP Solar Bonds are typically processed and issued on the following business day, but may be delayed from time to time. After you place an order, we’ll send you an order confirmation email that includes your expected bond issuance date.

If you are purchasing Solar Bonds through a Financial Institution or existing non-SolarCity brokerage or IRA account, SolarCity will not be able to cancel or change your order. The CUSIP-based bonds that are available for purchase through a Financial Institution are generally issued on a biweekly basis, and your Financial Institution should provide you with any notifications in accordance with the terms and conditions of the services they provide.

When will you delay issuances of one or more series of Solar Bonds?

From time to time, we may delay the issuance of one or more series of Solar Bonds. This may be due to over-demand for a particular series of bonds, to prepare for issuing new series of bonds, to comply with securities regulations, or for other corporate requirements. At such times as new issuances of Solar Bonds are subject to delay, investors will receive a notice through the platform.

Are there fees associated with purchasing Solar Bonds?

SolarCity does not charge any fees associated with the purchase of Solar Bonds. If you purchase Solar Bonds through an existing brokerage or IRA account, your Financial Institution may charge you additional fees.

May I invest in Solar Bonds on behalf of a minor?

You may invest in Solar Bonds on behalf of a minor if you are the minor’s parent or legal guardian. If you would like to create a Solar Bonds investment account with SolarCity on behalf of a minor, you should establish an individual account in your name (as custodian), and select “Custodian account” as the type of account. At that time, you will be asked to provide the minor’s name and social security number.

Is there a maximum amount I can invest?

Generally, there is no maximum investment limit on our 1-15 year Solar Bond investments (whether offered through SolarCity, or through your Financial Institution) other than the availability of a bond offering. However, our 3 month redeemable bonds are typically subject to maximum investment limits, as specified in the applicable prospectus documents.

What is the minimum investment amount?

Typically, minimum investments start at $1,000. The minimum investment amount for each Solar Bond offering can be found on our Invest page (https://solarbonds.solarcity.com/available-bonds/) and in the prospectus materials associated with each Solar Bond offering.

Will my returns change over time? If so, how will they change?

Currently, our 1-15 year Solar Bonds (whether offered through SolarCity, or through your Financial Institution) are structured to offer fixed interest rates over the term of the bonds. Our 3 month redeemable bonds have variable interest rates that will be set by SolarCity periodically. Any changes to variable interest rates will be made public at least 45 days before the end of a quarter and go into effect on the first day of the following quarter. You can find information about specific Solar Bond offerings in the prospectus materials associated with specific Solar Bond offerings.

How often will I receive interest payments on Solar Bonds?

Solar Bonds generally pay interest in arrears on semi-annual payment dates (February 15 and August 15) or quarterly payment dates (January 1, April 1, July 1, and October 1), as specified under “Interest Payment Dates” in the Offering Summary section on the applicable bond prospectus. In the event an interest payment date falls on a weekend or holiday, the payment is typically made on the following business day.

How will I receive my interest payments?

Interest payments on your Solar Bond investments will be paid into your Solar Bond investment account, or to your Financial Institution if the bonds were purchased through an existing brokerage or IRA account. Interest payments are due in accordance with the terms of each Solar Bond offering.

How do I redeem a bond?

As specified in the applicable bond prospectuses, our three month bonds may be redeemed, in part or in full, at the end of each calendar quarter by initiating a redemption request from your Solar Bonds account. Your redemption request must be filed at least 30 days prior to the end of the calendar quarter in which you are requesting to redeem bonds. Our 1-15 year bonds (whether offered through SolarCity, or through your Financial Institution) do not contain redemption options and are repaid at maturity.

How do Solar Bond payments work?

For Solar Bonds purchased directly from SolarCity through a Solar Bonds investment account, interest and principal payments are paid to your Solar Bonds investment account. You can then withdraw the funds and transfer them to your bank, or use the funds toward the purchase of additional Solar Bonds. Each bond’s payment terms will be disclosed in the applicable bond prospectus, which is available for download on the Invest page (https://solarbonds.solarcity.com/available-bonds/).

For CUSIP-based Solar Bonds purchased through your Financial Institution, interest and principal payments are paid to your Financial Institution and will be made available to you in accordance with the terms and conditions of your Financial Institution.

I am an institutional investor. Who can I talk to?

One of our customer specialists in the SolarCity Financial Products group will be happy to help you establish an account. Please call us at (877) 554-7652 or send an email to solarbonds@solarcity.com.

How can I buy SolarCity stock?

SolarCity is a publicly traded company listed on the NASDAQ Global Select Market under the ticker symbol SCTY, and you can purchase shares of SolarCity through your brokerage account. We do not sell shares of SolarCity on our Solar Bonds website.

Bank Accounts, Withdrawals and Transfers

Why do I need to transfer funds?

If you have created a Solar Bonds investment account, you will need to transfer funds into this investment account in order to purchase bonds directly from SolarCity. You may transfer funds into or out of your Solar Bonds investment account by adding a bank account and initiating a bank transfer, or by initiating a money wire. If you are purchasing Solar Bonds through a Financial Institution, you do not need to transfer funds to a Solar Bonds investment account since all payments will be made with existing accounts held with your Financial Institution.

How long do funds transfers take?

Transferring funds into your Solar Bond investment account will typically take 2-3 business days for bank transfers. Wire transfers will typically be available on the same business day if received before 2:00 PM Pacific Time. All requests for withdrawal will be processed the same business day if received before 2:00 PM Pacific Time but may take longer to complete, depending on your bank’s policies with regard to electronic deposits.

How do I add a bank account?

You may add a bank account with the following steps:

1 Log into the Solar Bonds website by entering your credentials on our Log In page (https://solarbonds.solarcity.com/a/login/)

2 Click on Transfer Funds in the navigation bar on the top of the homepage screen

3 Click on View/Add Bank Account, and you will now see any bank accounts that are already linked. To add a new bank account, click Add Account, input account information, and click Link Account.

The new bank account should now be ready for transfers.

How do I transfer money to buy Solar Bonds?

You may transfer funds into or out of your Solar Bonds investment account by initiating a bank transfer electronically, or by initiating a money wire. You may initiate a bank transfer electronically to transfer money to your Solar Bonds investment account with the following steps:

1. Log into the Solar Bonds website by entering your credentials on our Log In page (https://solarbonds.solarcity.com/a/login/)

2. Click on Transfer Funds in the navigation bar on the top of the homepage screen - you should now be on the Bank Transfer screen

3. Click on Bank Transfer. Select “Deposit to Solar Bonds Account” in the Action drop down box, chose the bank account for the funds transfer, and enter the amount of the deposit

4. Once funds have been transferred to your account, you may purchase bonds through the Invest menu on the Solar Bonds homepage.

Please note: your electronic transfer will be subject to your bank’s policies regarding fees and availability.

How do I wire money to buy Solar Bonds?

If you would like to make a deposit to your Solar Bonds investment account using an incoming wire transfer, the wire transfer routing instructions to provide to your bank are as follows:

SolarCity Corporation FBO Account

Bank Name: Wells Fargo Bank, N. A.

Bank Address: 420 Montgomery St., San Francisco, CA 94104

Account Number: 4120430871 Bank ID/ABA

Routing #: 121000248

Memo: IMPORTANT: Please include your full legal name and e-mail associated with your Solar Bonds investment account in the memo field for processing.

The deadline for receiving wire transfers is 2:00 p.m. Pacific Time. Wire transfers received after 2:00 p.m. Pacific Time will be processed the next business day.

If you would like to make a withdrawal via wire please contact a Financial Products Representative.

Is there a fee associated with a wire transfer?

SolarCity does not charge a fee to wire money into or out of your Solar Bonds investment account. However, most banks and wire transfer providers charge a fee to send a wire. Please check with your bank for specific details.

Can I write you a check?

We do not accept checks for deposit into Solar Bonds investment accounts. You will have to deposit funds electronically via our Solar Bonds website using the instructions on the Transfer Funds tab after logging in.

How do I withdraw money?

You may electronically transfer money from your Solar Bonds investment account to a linked bank account with the following steps:

1. Log into the Solar Bonds website by entering your credentials on our Log In page (https://solarbonds.solarcity.com/a/login/)

2. Click on Transfer Funds in the navigation bar at the top of the homepage screen

3. Click on Bank Transfer. Select “Withdrawal from Solar Bonds Account” in the Action drop down box, chose the bank account for the deposit, and enter the amount of the withdrawal

You may also request a wire transfer to withdraw funds from your SolarCity account by contacting a Financial Products Representative at solarbonds@solarcity.com or (877) 554-7652.

*All requests for withdrawal will be processed the same business day if received before 2:00 PM Pacific Time. Bank transfers typically take 2-3 business days to complete. Wire transfers will typically be completed the same business day they are processed.

Please note: your electronic transfer will be subject to your bank’s policies regarding fees and availability.

When do I start earning interest/How long after I submit an order will my Solar Bonds be issued?

Solar Bonds begin to accrue interest on the day the bond is issued. Solar Bonds purchased directly from SolarCity without CUSIPs are generally issued on the next business day after a bond order is received, but may be delayed from time to time. Solar Bonds purchased through a Financial Institution with CUSIPs are generally issued biweekly.

Will the cash in my Solar Bonds account earn interest?

Cash held in your Solar Bonds investment account does not earn interest. You must invest in Solar Bonds to begin earning interest.

Can I cancel a bank transfer that has already been initiated?

If you wish to cancel a bank transfer that you have initiated, please contact a SolarCity Financial Products representative immediately. Our Financial Products representatives are available Monday - Friday, from 6AM – 6PM Pacific Time at (877) 554-7652.

Bank transfers can only be cancelled prior to processing by SolarCity. Typically, bank transfers are processed daily with the exception of bank holidays and weekends. Once we have processed a bank transfer, it cannot be cancelled. However, you may always transfer any available funds in your Solar Bonds investment account back to your bank account, and we won’t charge you any fees.

Regulatory

How are Solar Bonds regulated?

Solar Bonds are registered securities issued by SolarCity. The sale of our Solar Bonds is regulated by the Securities and Exchange Commission (SEC) and by federal and state securities laws.

Are you a brokerage firm, broker dealer, or a Registered Investment Advisor?

SolarCity is neither a brokerage firm nor a broker-dealer. Your Solar Bonds investment account is not a brokerage account and may only be used to purchase and hold Solar Bonds issued by SolarCity. Additionally, SolarCity is not a Registered Investment Advisor. SolarCity cannot make any investment recommendations or otherwise provide any investment advice.

Is my investment safe? Is it guaranteed?

As with any investment, purchasing Solar Bonds involves risk. Investors should review the prospectus materials which contain important information concerning the terms and risks of investing in Solar Bonds. You must make your own decision about whether and how much to invest in Solar Bonds. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

Are my funds FDIC insured?

SolarCity holds funds on your behalf, but we are not a bank. The funds we hold for you are deposited at Wells Fargo Bank - which is FDIC insured. Therefore, all funds that are held by SolarCity on your behalf are eligible for FDIC pass-through insurance coverage of up to $250,000, subject to FDIC terms and limitations. FDIC pass-through insurance applies only to cash balances held in your Solar Bonds account, not to your Solar Bonds portfolio.

Where are your latest reports and SEC filings located?

As a publicly held company, SolarCity’s latest public reports and Securities and Exchange Commission (SEC) filings are available on the SolarCity website at solarcity.com as well as through the SEC at www.sec.gov

My Account

I have registered, now what?

Prior to purchasing a bond, you must complete your profile and transfer funds into your Solar Bonds investment account. Once the transfer is complete and you have reviewed the relevant prospectus materials relating to the Solar Bonds, you may place your bond order directly with SolarCity. If you are planning to purchase Solar Bonds through an existing brokerage or IRA account with your Financial Institution, you do not need to complete the profile registration process or transfer funds on our Solar Bonds platform. Instead, you should contact your investment advisor or brokerage’s bond desk and provide them with the CUSIP number for the bonds you wish to purchase. If you are looking to purchase a CUSIP-based bond directly from SolarCity, please contact a Financial Products representative at (877) 554-7652.

How do I change the address in my Solar Bonds account?

For security purposes, we ask that you speak with one of our Financial Products representatives in order to change the address of record for your Solar Bonds investment account. Our Financial Products representatives are available Monday - Friday, from 6 AM – 6 PM Pacific Time at (877) 554-7652.

Why does my bond order say pending?

If you have placed an order through your Solar Bonds account, your bond order is considered “pending” until it is processed, and the bonds are issued. Orders for bonds without CUSIPs are typically processed and issued by SolarCity on the following business day but may be delayed from time to time. Orders for bonds with CUSIPs are typically processed and issued by SolarCity on a biweekly basis within three trading days from the date the bond’s offering period closes, but the offering period may be extended or the issuance may be delayed from time to time. Your order confirmation email includes your expected bond issuance date. Once your bond order is processed and your Solar Bonds are issued, your bond order will no longer show as “pending.”

How can I close an investment account?

If you wish to close your Solar Bonds investment account and you have no current investments in Solar Bonds, you must first withdraw any cash in your account, and then send us an email at solarbonds@solarcity.com requesting us to close your account. If you have current investments in Solar Bonds, your account will need to remain open to receive any remaining bond payments due to you, as well as tax returns and other legal notices.

How do I reset my password?

To reset your password, click on the Login button at the top of the Solar Bonds homepage, then click on the Reset Password link. You will be prompted to enter the email address you used to register your account, and password reset instructions will be sent to you at that email address.

Why can’t customers residing in Florida create a Solar Bonds account to purchase Solar Bonds?

Florida residents are required under Florida state law to purchase Solar Bonds through a registered broker-dealer. As a result, Florida residents are unable to place bond orders directly through our Solar Bonds platform. Please have your brokerage firm contact us if you would like to purchase Solar Bonds, or provide your financial advisor or brokerage bond desk with the CUSIP numbers of the bonds you wish to purchase.

Retirement/Brokerage

Can I hold the bonds in my IRA?

You may hold Solar Bonds that have CUSIPs in an existing IRA or 401K account if permitted by your Financial Institution. These bond orders must be placed with your Financial Institution by providing the CUSIP number of the bond you wish to purchase. Currently, you cannot invest your IRA or 401K retirement funds directly with SolarCity. We expect to offer that capability in the future, so check back with us.

Taxes & Statements

Where do I find my statements?

If you have a Solar Bonds investment account with SolarCity, statements will be available through your online account. You will receive an e-mail notification to the address provided when new statements become available. If you have invested through a Financial Institution, SolarCity will not be providing statements for your investments; instead, you should contact your Financial Institution for statements pertaining to your Solar Bond investments.

Are earnings on Solar Bonds taxable?

Interest on the bonds is generally taxable. You should consult with your tax advisor if you have questions regarding taxation or how to report the tax information on your tax return.

What forms and statements will SolarCity provide for tax preparation purposes?

If you have a Solar Bonds investment account with SolarCity, we may provide monthly, quarterly, or annual statements containing account information such as cash balances, investment balances, and interest/principal payments. SolarCity will also provide annual tax information after year end (Form 1099-INT). These statements will be accessible from your online account center. If you have invested in Solar Bonds through a Financial Institution, you should contact your Financial Institution for statements and tax forms.

When will my tax forms be available and how will they be delivered (i.e. by email, United States Postal Service, other)?

If you have a Solar Bonds investment account with SolarCity, tax forms will be made available through your online account center after year end, before February 2 of each following year. If you have invested in Solar Bonds through a Financial Institution, you should contact your Financial Institution for statement availability and delivery methods.

FAQs Posted to Site (pre STR release):

General Info

How does the Solar Bonds platform work?

The Solar Bonds platform serves to provide you with information relating to Solar Bond offerings and the ability to create an account, transfer funds, and purchase Solar Bonds directly from SolarCity.

What are Solar Bonds?

Solar Bonds are fixed income debt securities that are issued by SolarCity, America’s largest residential solar company. With Solar Bonds, your earnings come from SolarCity and the monthly solar payments we receive from our more than 190,000 solar customers — families, schools, and businesses who have made the switch to clean energy. SolarCity offers two main ways to invest in Solar Bonds: you may purchase Solar Bonds online directly from SolarCity by creating a Solar Bonds investment account on this site, or you may purchase Solar Bonds that have CUSIPs (bond identifying numbers) through an existing brokerage account or IRA account by providing your Financial Institution with the CUSIP number for the bond you wish to purchase. Solar Bonds purchased directly from SolarCity will have features that differ from the CUSIP-based Solar Bonds purchased through an existing brokerage or IRA account. Investors should review the prospectus materials available on our Solar Bonds website to understand the terms and risks associated with any of our Solar Bond offerings. A current listing of our available Solar Bonds can be found on the Invest page (https://solarbonds.solarcity.com/available-bonds/).

What is a CUSIP?

A CUSIP is a unique, identification code used to identify a financial security for facilitating the clearing and settlement of bond purchases or trades. Solar Bonds that are available for purchase through a Financial Institution will have a CUSIP assigned to facilitate the bond purchase and settlement process, whereas Solar Bonds purchased directly from SolarCity generally will not have CUSIPs.

Who can purchase Solar Bonds?

Solar bonds are available for purchase by any U.S. citizen or U.S. national over the age of 18, or by U.S.-based companies and organizations. At this time, Florida residents are only able to purchase Solar Bonds through registered broker-dealers (i.e. through an existing brokerage or IRA account).

What information is needed for a Solar Bonds investment account?

To create a Solar Bonds investment account, you will need to provide your name and contact information, select a password, and choose two security questions. Once you have registered an account, you will need to provide a limited amount of information for tax reporting purposes and then transfer funds in order to invest in bonds.

Will I receive a certificate or receipt for my bond?

SolarCity Solar Bonds are held in book entry form, meaning that they are held electronically. Therefore, you will not receive a physical bond certificate or receipt for the purchase of your solar bonds. If you purchase your Solar Bonds directly from SolarCity, you will receive a confirmation of your purchase by email. If you purchase Solar Bonds through your Financial Institution, you will receive confirmation of your purchase according to your Financial Institution’s normal procedures.

What if I have more questions, who can I contact?

You may find answers to many Frequently Asked Questions in this Support section of our Solar Bonds website. You may also contact us via email at solarbonds@solarcity.com, or telephone a SolarCity Financial Products Representative at (877) 554-7652. Our Financial Products Representatives are available Monday - Friday, from 6 AM – 6 PM (Pacific Time).

SolarCity cannot make any investment recommendations or otherwise provide any investment advice.

You may also contact a SolarCity Financial Products Representative by mail at:

SolarCity Financial Products

3055 Clearview Way

San Mateo, CA 94402

Purchasing/Investing

How can I buy SolarCity stock?

SolarCity is a publicly traded company listed on the NASDAQ Global Select Market under the ticker symbol SCTY, and you can purchase shares of SolarCity through your brokerage account. We do not sell shares of SolarCity on our Solar Bonds website.

I am an institutional investor. Who can I talk to?

One of our customer specialists in the SolarCity Financial Products group will be happy to help you establish an account. Please call us at (877) 554-7652.

Do you allow non-U.S. investors?

Unfortunately, we cannot accommodate non-U.S. investors at this time. We can only accept investments from U.S. citizens and U.S. nationals, or from U.S.-domiciled organizations. Funds for purchase must come from a U.S. bank.

How many types of bonds are available?

You can find all currently available bond offerings on our Invest page (https://solarbonds.solarcity.com/available-bonds/).

Do you need to be an accredited investor to purchase Solar Bonds?

No, you do not need to be an accredited investor. SolarCity Solar Bonds are available for purchase by any U.S. citizen or U.S. national over the age of 18, or by U.S.-based organizations.

What are the bond interest rates and estimated returns?

Information related to the specific terms of each series of our Solar Bonds may be found on our Solar Bonds website in the Invest section (https://solarbonds.solarcity.com/available-bonds/), and in the prospectus materials associated with each bond offering.

Can I purchase more than one bond at any time?

Yes, Solar Bonds are available in minimum order amounts and denominations, as specified in each bond’s prospectus materials, and you can buy as many bonds as you wish, subject to the total availability of a bond offering. If you are purchasing Solar Bonds through a Financial Institution, you may be subject to certain minimums or other limits, as specified in the terms and conditions of the brokerage account or other services provided by your Financial Institution.

Can I cancel my order?

If you are purchasing Solar Bonds (non-CUSIP) directly from SolarCity, you may cancel your order without fees or penalties by logging into your Solar Bonds investment account and initiating an order cancelation any time before 11:59 PM Pacific time on the day before your expected bond issuance date. Orders for non-CUSIP Solar Bonds are typically processed and issued on the following business day, but may be delayed from time to time. After you place an order, we’ll send you an order confirmation email that includes your expected bond issuance date.

If you are purchasing Solar Bonds through a Financial Institution or existing non-SolarCity brokerage or IRA account, SolarCity will not be able to cancel or change your order. The CUSIP-based bonds that are available for purchase through a Financial Institution are generally issued on a weekly basis, and your Financial Institution should provide you with any notifications in accordance with the terms and conditions of the services they provide.

How often will I receive interest payments on Solar Bonds?

Typically, Solar Bonds pay interest semi-annually (twice per year). You should review the information on our Solar Bonds website and the prospectus materials associated with each individual bond offering for the specific terms of each series of bonds.

How do Solar Bond payments work?

For Solar Bonds purchased directly from SolarCity through a Solar Bonds investment account, interest and principal payments are paid to your Solar Bonds investment account. You can then withdraw the funds and transfer them to your bank, or use the funds toward the purchase of additional Solar Bonds. Each bond’s payment terms will be disclosed in the applicable bond prospectus, which is available for download on the Invest page (https://solarbonds.solarcity.com/available-bonds/).

For CUSIP-based Solar Bonds purchased through your Financial Institution, interest and principal payments are paid to your Financial Institution and will be made available to you in accordance with the terms and conditions of your Financial Institution.

Are there fees associated with purchasing Solar Bonds?

SolarCity does not charge any fees associated with the purchase of Solar Bonds. If you purchase Solar Bonds through an existing brokerage or IRA account, your Financial Institution may charge you additional fees.

May I invest in Solar Bonds on behalf of a minor?

You may invest in Solar Bonds on behalf of a minor if you are the minor’s parent or legal guardian. If you would like to create a Solar Bonds investment account with SolarCity on behalf of a minor, you should establish an individual account in your name (as custodian), and select “Custodian account” as the type of account. At that time, you will be asked to provide the minor’s name and social security number.

Is there a maximum amount I can invest?

There is no maximum limit on Solar Bond investments, subject to availability of a bond offering.

What is the minimum investment amount?

Typically, the minimum amount is $1,000. However, the minimum investment amount for each Solar Bond offering can be found on our Invest page (https://solarbonds.solarcity.com/available-bonds/) and in the prospectus materials associated with each Solar Bond offering.

Will my returns change over time? If so, how will they change?

Currently, our Solar Bonds are structured to offer fixed interest rates over the term of the bonds. You can find information about specific Solar Bond offerings on our Solar Bonds website and in the prospectus materials associated with specific Solar Bond offerings.

How will I receive my interest payments?

Interest payments on your Solar Bond investments will be paid into your Solar Bond investment account, or to your Financial Institution if the bonds were purchased through an existing brokerage or IRA account. Interest payments are due in accordance with the terms of each Solar Bond offering.

When will you delay issuances of one or more series of Solar Bonds?

From time to time, we may delay the issuance of one or more series of Solar Bonds. This may be due to over-demand for a particular series of bonds, to prepare for issuing new series of bonds, to comply with securities regulations, or for other corporate requirements. At such times as new issuances of Solar Bonds are subject to delay, investors will receive a notice through the platform.

Bank Accounts, Withdrawals and Transfers

Why do I need to transfer funds?

If you have created a Solar Bonds investment account, you will need to transfer funds into this investment account in order to purchase bonds directly from SolarCity. You may transfer funds into or out of your Solar Bonds investment account by adding a bank account and initiating a bank transfer, or by initiating a money wire. If you are purchasing Solar Bonds through a Financial Institution, you do not need to transfer funds to a Solar Bonds investment account since all payments will be made with existing accounts held with your Financial Institution.

How long do funds transfers take?

Transferring funds into your Solar Bond investment account will typically take 2-3 business days for bank transfers. Wire transfers will typically be available on the same business day if received before 2:00 PM Pacific Time. All requests for withdrawal will be processed the same business day if received before 2:00 PM Pacific Time but may take longer to complete, depending on your bank’s policies with regard to electronic deposits.

How do I add a bank account?

You may add a bank account with the following steps:

1 Log into the Solar Bonds website at solarbonds.solarcity.com

2 Click on Transfer Funds in the navigation bar on the top of the homepage screen

3 Click on View/Add Bank Account, and you will now see any bank accounts that are already linked. To add a new bank account, click Add Account, input account information, and click Link Account.

The new bank account should now be ready for transfers.

How do I transfer money to buy Solar Bonds?

You may transfer funds into or out of your Solar Bonds investment account by initiating a bank transfer electronically, or by initiating a money wire. You may initiate a bank transfer electronically to transfer money to your Solar Bonds investment account with the following steps:

1. Log into the Solar Bonds website by entering your credentials on our Log In page (https://solarbonds.solarcity.com/a/login/)

2. Click on Transfer Funds in the navigation bar on the top of the homepage screen

3. Click on View/Add Bank Account and add a bank account

4. Click on Bank Transfer and deposit money into your account from a linked bank account

5. Once funds have been transferred to your account, you may purchase bonds through the Invest menu on the Solar Bonds homepage.

Please note: your electronic transfer will be subject to your bank’s policies regarding fees and availability.

How do I wire money to buy Solar Bonds?

If you would like to make a deposit to your Solar Bonds investment account using an incoming wire transfer, the wire transfer routing instructions to provide to your bank are as follows:

SolarCity Corporation FBO Account

Bank Name: Wells Fargo Bank, N. A.

Bank Address: 420 Montgomery St., San Francisco, CA 94104

Account Number: 4120430871 Bank ID/ABA

Routing #: 121000248

Memo: IMPORTANT: Please include your full legal name and e-mail associated with your Solar Bonds investment account in the memo field for processing.

The deadline for receiving wire transfers is 2:00 p.m. Pacific Time. Wire transfers received after 2:00 p.m. Pacific Time will be processed the next business day.

If you would like to make a withdrawal via wire please contact a Financial Products Representative.

Is there a fee associated with a wire transfer?

SolarCity does not charge a fee to wire money into or out of your Solar Bonds investment account. However, most banks and wire transfer providers charge a fee to send a wire. Please check with your bank for specific details.

Can I write you a check?

We do not accept checks for deposit into Solar Bonds investment accounts. You will have to deposit funds electronically via our Solar Bonds website using the instructions on the Transfer Funds tab after logging in.

How do I withdraw money?

You may electronically transfer money from your Solar Bonds investment account to a linked bank account with the following steps:

1. Log into the Solar Bonds website by entering your credentials on our Log In page (https://solarbonds.solarcity.com/a/login/)

2. Click on Transfer Funds in the navigation bar at the top of the homepage screen

3. Click on Bank Transfer. Select “Withdrawal from Solar Bonds Account” in the Action drop down box, chose the bank account for the deposit, and enter the amount of the withdrawal

You may also request a wire transfer to withdraw funds from your SolarCity account by contacting a Financial Products Representative at solarbonds@solarcity.com or (877) 554-7652.

*All requests for withdrawal will be processed the same business day if received before 2:00 PM Pacific Time. Bank transfers typically take 2-3 business days to complete. Wire transfers will typically be completed the same business day they are processed.

Please note: your electronic transfer will be subject to your bank’s policies regarding fees and availability.

When do I start earning interest/How long after I submit an order will my Solar Bonds be issued?

Solar Bonds begin to accrue interest on the day the bond is issued. Solar Bonds purchased directly from SolarCity without CUSIPs are generally issued on the next business day after a bond order is received, but may be delayed from time to time. Solar Bonds purchased through a Financial Institution with CUSIPs are generally issued weekly.

Will the cash in my Solar Bonds account earn interest?

Cash held in your Solar Bonds investment account does not earn interest. You must invest in Solar Bonds to begin earning interest.

Can I cancel a bank transfer that has already been initiated?

If you wish to cancel a bank transfer that you have initiated, please contact a SolarCity Financial Products representative immediately. Our Financial Products representatives are available Monday - Friday, from 6AM – 6PM Pacific Time at (877) 554-7652.

Bank transfers can only be cancelled prior to processing by SolarCity. Typically, bank transfers are processed daily with the exception of bank holidays and weekends. Once we have processed a bank transfer, it cannot be cancelled. However, you may always transfer any available funds in your Solar Bonds investment account back to your bank account, and we won’t charge you any fees.

Regulatory

How are Solar Bonds regulated?

Solar Bonds are registered securities issued by SolarCity. The sale of our Solar Bonds is regulated by the Securities and Exchange Commission (SEC) and by federal and state securities laws.

Are you a brokerage firm, broker dealer, or a Registered Investment Advisor?

SolarCity is neither a brokerage firm nor a broker-dealer. Your Solar Bonds investment account is not a brokerage account and may only be used to purchase and hold Solar Bonds issued by SolarCity. Additionally, SolarCity is not a Registered Investment Advisor. SolarCity cannot make any investment recommendations or otherwise provide any investment advice.

Is my investment safe? Is it guaranteed?

As with any investment, purchasing Solar Bonds involves risk. Investors should review the prospectus materials which contain important information concerning the terms and risks of investing in Solar Bonds. You must make your own decision about whether and how much to invest in Solar Bonds. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

Are my funds FDIC insured?

SolarCity holds funds on your behalf, but we are not a bank. The funds we hold for you are deposited at Wells Fargo Bank - which is FDIC insured. Therefore, all funds that are held by SolarCity on your behalf are eligible for FDIC pass-through insurance coverage of up to $250,000, subject to FDIC terms and limitations. FDIC pass-through insurance applies only to cash balances held in your Solar Bonds account, not to your Solar Bonds portfolio.

Where are your latest reports and SEC filings located?

As a publicly held company, SolarCity’s latest public reports and Securities and Exchange Commission (SEC) filings are available on the SolarCity website at solarcity.com as well as through the SEC at www.sec.gov

My Account

I have registered, now what?

Prior to purchasing a bond, you must complete your profile and transfer funds into your Solar Bonds investment account. Once the transfer is complete and you have reviewed the relevant prospectus materials relating to the Solar Bonds, you may place your bond order directly with SolarCity. If you are planning to purchase Solar Bonds through an existing brokerage or IRA account with your Financial Institution, you do not need to complete the profile registration process or transfer funds on our Solar Bonds platform. Instead, you should contact your investment advisor or brokerage’s bond desk and provide them with the CUSIP number for the bonds you wish to purchase. If you are looking to purchase a CUSIP-based bond directly from SolarCity, please contact a Financial Products representative at (877) 554-7652.

How do I change the address in my Solar Bonds account?

For security purposes, we ask that you speak with one of our Financial Products representatives in order to change the address of record for your Solar Bonds investment account. Our Financial Products representatives are available Monday - Friday, from 6 AM – 6 PM Pacific Time at (877) 554-7652.

Why does my bond order say pending?

If you have placed an order through your Solar Bonds account, your bond order is considered “pending” until it is processed, and the bonds are issued. Orders for bonds without CUSIPs are typically processed and issued by SolarCity on the following business day but may be delayed from time to time. Orders for bonds with CUSIPs are typically processed and issued by SolarCity on a weekly basis within three trading days from the date the bond’s offering period closes, but the offering period may be extended or the issuance may be delayed from time to time. Your order confirmation email includes your expected bond issuance date. Once your bond order is processed and your Solar Bonds are issued, your bond order will be marked as “originated”.

How can I close an investment account?

If you wish to close your Solar Bonds investment account and you have no current investments in Solar Bonds, you must first withdraw any cash in your account, and then send us an email at solarbonds@solarcity.com requesting us to close your account. If you have current investments in Solar Bonds, your account will need to remain open to receive any remaining bond payments due to you, as well as tax returns and other legal notices.

How do I reset my password?

To reset your password, click on the Login button at the top of the Solar Bonds homepage, then click on the Reset Password link. You will be prompted to enter the email address you used to register your account, and password reset instructions will be sent to you at that email address.

Why can’t customers residing in Florida create a Solar Bonds account to purchase Solar Bonds?

Florida residents are required under Florida state law to purchase Solar Bonds through a registered broker-dealer. As a result, Florida residents are unable to place bond orders directly through our Solar Bonds platform. Please have your brokerage firm contact us if you would like to purchase Solar Bonds, or provide your financial advisor or brokerage bond desk with the CUSIP numbers of the bonds you wish to purchase.

Retirement/Brokerage

Can I hold the bonds in my IRA?

You may hold Solar Bonds that have CUSIPs in an existing IRA or 401K account if permitted by your Financial Institution. These bond orders must be placed with your Financial Institution by providing the CUSIP number of the bond you wish to purchase. Currently, you cannot invest your IRA or 401K retirement funds directly with SolarCity. We expect to offer that capability in the future, so check back with us.

Taxes & Statements

Where do I find my statements?

If you have a Solar Bonds investment account with SolarCity, statements will be available through your online account. You will receive an e-mail notification to the address provided when new statements become available. If you have invested through a Financial Institution, SolarCity will not be providing statements for your investments; instead, you should contact your Financial Institution for statements pertaining to your Solar Bond investments.

Are earnings on Solar Bonds taxable?

Interest on the bonds is generally taxable. You should consult with your tax advisor if you have questions regarding taxation or how to report the tax information on your tax return.

What forms and statements will SolarCity provide for tax preparation purposes?

If you have a Solar Bonds investment account with SolarCity, we may provide monthly, quarterly, or annual statements containing account information such as cash balances, investment balances, and interest/principal payments. SolarCity will also provide annual tax information after year end (Form 1099-INT). These statements will be accessible from your online account center. If you have invested in Solar Bonds through a Financial Institution, you should contact your Financial Institution for statements and tax forms.

When will my tax forms be available and how will they be delivered (i.e. by email, United States Postal Service, other)?

If you have a Solar Bonds investment account with SolarCity, tax forms will be made available through your online account center after year end, before February 2 of each following year. If you have invested in Solar Bonds through a Financial Institution, you should contact your Financial Institution for statement availability and delivery methods.